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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-69827, 333-64971 and 333-50066) pertaining to the Voluntary Employee Retirement and Investment Plan of Scientific-Atlanta, Inc. of our report dated June 24, 2002, with respect to the financial statements of the Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

June 24, 2002
Atlanta, Georgia